SUB-ITEM 77D

Effective March 31, 2014, the MFS High Yield Opportunities Fund (the "Fund") was redesignated as the MFS Global High Yield Fund and the Fund's Principal Investment Strategies were changed, as described in the supplement, dated February 12, 2014, to the Fund's then current prospectus and in the Summary Prospectus dated March 31, 2013, as amended September 27, 2013 and February 12, 2014, each as filed with the SEC via EDGAR on such dates under Rule 497 under the Securities Act of 1933. Such descriptions are hereby incorporated by reference.


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                                SUB-ITEM 77Q1(A)


An Amendment, dated March 27, 2014 to the Amended and Restated Declaration of Trust of MFS Series Trust III, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 56 to the Registration Statement of MFS Series Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 29, 2014, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.



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